UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

Xoom Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SPECIAL MEETING OF STOCKHOLDERS

YOUR VOTE IS IMPORTANT

August 24, 2015

Dear Stockholder:

You should have recently received our proxy statement dated August 7, 2015 in connection with the special meeting of stockholders of Xoom Corporation (“Xoom”) which will be held on September 4, 2015. Your vote is important, regardless of the number of shares of Xoom common stock you own.

For the reasons set forth in Xoom’s proxy statement, the Board of Directors unanimously recommends that you vote “FOR” the adoption of the merger agreement.

THE TWO LEADING PROXY ADVISORY FIRMS RECOMMEND VOTING
“FOR” THE MERGER

The two leading independent proxy advisory firms which make voting recommendations to institutional investors, Institutional Shareholder Services (“ISS”) and Glass Lewis & Co. LLC. have published reports recommending that stockholders vote “FOR” the merger agreement between Xoom and PayPal Holdings Inc.

You may use one of the following simple methods to promptly provide your voting instructions:

1.                   Internet:  Have the control number listed on the enclosed voting instruction form ready and follow the online instructions at www.proxyvote.com.

2.                   Telephone:  Have the control number listed on the enclosed voting instruction form ready and call (800) 690-6903.

3.                   Mail:  Sign, date, mark and return the enclosed voting instruction form in the postage-paid return envelope provided.

If you need assistance voting your shares, please call D.F. King & Co., Inc. toll free at (877) 732-3621 or collect at (212) 269-5550.

Thank you for your cooperation and continued support.

Sincerely,

John Kunze
President and Chief Executive Officer